[LETTERHEAD OF SWIDLER & BERLIN, CHARTERED]



                                November 19, 1997



  CRIIMI MAE Inc.
  The CRI Building
  11200 Rockville Pike
  Rockville, MD  20852

       RE:     Sale of Securities Pursuant to Shelf Registration Statement

  Gentlemen:

       We have acted as counsel to CRIIMI MAE Inc., a Maryland corporation (the "Company"), in connection with the filing of a registration statement on Form
  S-3
   with the Securities and Exchange Commission on October 21, 1997, as well as a prospectus dated October 28, 1997 (the "Prospectus") included therein
  (together the
   "Registration Statement"), for the registration under the Securities Act of 1933, as amended, of the sale of an indeterminate number of shares of the Company's common stock, par value $.01 per share; the Company's preferred stock, par value
   $.01 per share; the Company's debt securities; and the Company's warrants pursuant to the Registration Statement, as well as a Prospectus Supplement to the Prospectus
   (the Prospectus Supplement") relating to the offering of $125 million in aggregate principal amount of the Company's debt securities (the "Offering"). In connection with the Offering, we have been asked to provide you with an opinion regarding certain United States federal income tax matters related to the Company.

       In issuing this opinion, we have examined (1) the Registration Statement;
  (2)
   the Prospectus Supplement; (3) the Company's Articles of Incorporation, as amended;
   and (4) such other corporate records, including the resolution of the Company's
   Board of Directors, and such other documents as we have deemed necessary in order to express the opinions set forth below. In our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity of all originals of all documents submitted to us as copies. The opinions set forth in this letter are premised on certain written representations of the Company contained in a letter to us of even date herewith.


       In rendering our opinion, we have considered the applicable provisions of the
   Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder ("Treasury Regulations"), relevant judicial authorities,
   rulings of the United States Internal Revenue Service (the "Service"), and such other authorities as we deemed relevant. The Code, Treasury Regulations, judicial decisions, rulings and other authorities that we have considered are subject to change at any time and with retroactive
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  effect.  A change in any of the authorities upon which our opinion is based could
   affect our conclusions. Moreover, relevant laws could change in a manner that could adversely affect the Company or its stockholders. We undertake no obligation to inform you of any such change in the law. We have not been requested to opine, and we have not opined, as to any issues other than those expressly set forth herein. Capitalized terms used in this opinion letter and not otherwise defined
   are as defined in the Prospectus Supplement.


       The Company is intended to qualify as a real estate investment trust ("REIT")
   under the Code. Based upon and subject to the foregoing, it is our opinion that:

  (1) the Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of the taxable years it has been in existence, and the Company's current organization and method of operation will enable it to continue to meet the requirements for qualification as a REIT for each of its subsequent taxable years; and

  (2) the discussions in the Registration Statement and Prospectus Supplement under the headings "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" and "RISK FACTORS - CERTAIN TAX CONSIDERATIONS" are correct in all material respects and fairly summarize the United States federal income tax considerations that are likely to be material to a holder of Notes of the Company.

       The Company's qualification as a REIT under the Code will depend upon the Company's ability to meet, through actual operating results, distribution levels,
   diversity of stock ownership and the various income and asset qualification tests imposed under the Code. Such operating results may not be reviewed by us as counsel, and accordingly, no assurance can be given that the actual results of the
   Company's operations for any one taxable year will satisfy the requirements under the Code for REIT qualification. Moreover, certain aspects of the Company's operations have not been considered by the courts or the Service. There can be no
   assurance that a court or the Service will agree with our opinion. In addition, qualification as a REIT depends on future transactions and events that cannot be known at this time.


       For a discussion relating the law to the facts, and the legal analysis underlying the opinions set forth in this letter, we incorporate by reference the
   discussion of federal income tax issues in the sections of the Registration Statement and the Prospectus Supplement under the headings "CERTAIN UNITED
  STATES
   FEDERAL INCOME TAX CONSIDERATIONS" and "RISK FACTORS - CERTAIN TAX CONSIDERATIONS."



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       We hereby consent to the filing of this opinion as an exhibit to the
   Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the
  Securities Act
   or the rules promulgated thereunder.

       This opinion is rendered solely for your benefit in connection with the transactions described above upon the understanding that we are not hereby assuming
   any professional responsibility to any other person. Except as provided in the preceding paragraph, this opinion may not be relied upon by any other person and this opinion may not be used, disclosed, quoted, filed with a governmental agency or otherwise referred to without our express prior written consent. The opinions expressed in this letter are limited to the matters expressly set forth herein, and no other opinions should be inferred beyond the matters expressly stated herein.



                                       Very truly yours,


                                       /s/ SWIDLER & BERLIN, CHARTERED